Exhibit 4.23

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 16, 2012 by and among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation (“Olympic Lafayette”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL WELDING, INC., a Michigan corporation (“Oly Welding”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), TINSLEY GROUP-PS&W, INC., a North Carolina corporation (“Tinsley Group”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”)) (Olympic Steel, Olympic Lafayette, Olympic Minneapolis, Olympic Iowa, Oly Welding, Oly NC, Tinsley Group, IS Acquisition and Chicago Tube and Iron, collectively, “Borrowers”), BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (together with its successors and assigns, “Agent”) for Lenders, and Lenders party hereto.

RECITALS

A. Borrowers, Lenders and Agent are party to that certain Amended and Restated Loan and Security Agreement, dated as of July 1, 2011 (as such agreement may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have agreed to make certain loans and extend certain other financial accommodations to Borrowers as provided therein. Terms defined in the Loan Agreement, where used in this Amendment, shall have the same meanings in this Amendment as are prescribed by the Loan Agreement.

B. Borrowers have requested that Lenders amend certain terms of the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or financial accommodations heretofore, now, or hereafter made to or for the benefit of Borrowers by Lenders, it hereby is agreed as follows:

ARTICLE 1

AMENDMENTS TO LOAN AGREEMENT

Section 1.1 Amendments. The Loan Agreement is hereby amended as follows:

(a) The following new defined terms are inserted in Section 1.1 of the Loan Agreement in their appropriate alphabetical order:

“First Amendment Date: March 16, 2012.

Volvo Account: an Account owing to a Borrower by Volvo Group North America, Inc. (USA) and certain of its affiliates.

Volvo AR Purchase Agreement: a receivable purchase agreement or other similar agreement to be entered into by one or more Borrowers and one or more financial institutions reasonably acceptable to Agent that has been approved in advance and in writing by Agent in its reasonable discretion (and which approval may be conditioned by Agent upon the execution and delivery of an intercreditor agreement between Agent and such financial institutions that is in form and substance reasonably acceptable to Agent), as the same is effect on the date of such approval, and as the same may be amended, restated or otherwise modified thereafter to the extent permitted by Section 10.2.19(c) hereof.

Volvo Purchased Account: any Volvo Account sold pursuant to the Volvo AR Purchase Agreement.

Olympic Mexico. Metales de Olympic, S. de R.L. de C.V., an entity organized under the laws of Mexico.”

(b) The defined term “Applicable Margin” appearing in Section 1.1 of the Loan Agreement is amended and restated to read in its entirety as follows:

“Applicable Margin: with respect to any Type of Loan,

(A) from the Closing Date until the First Amendment Date, the margin set forth below, and with respect the fee payable pursuant to Section 3.2.1, the unused line fee percentage (the “Unused Line Fee Percentage”) set forth below, in each case as determined by the Revolver Utilization for the last Fiscal Quarter:

Level	Revolver Utilization	Base Rate Revolver Loans	LIBOR Revolver Loans	Base Rate Term Loans	LIBOR Term Loans
I	≥ $200,000,000	1.00%	2.50%	1.50%	3.00%
II	≥ $100,000,000 < $200,000,000	0.75%	2.25%	1.25%	2.75%
III	< $100,000,000	0.50%	2.00%	1.00%	2.50%

Level	Revolver Utilization	Unused Line Fee Percentage
I	≥ 50% of the aggregate amount of Revolver Commitments in effect	0.250%
II	< 50% of the aggregate amount of Revolver Commitments in effect	0.375%

Until January 1, 2012, margins shall be determined as if Level II were applicable and the Unused Line Fee Percentage shall be determined as if Level II were applicable. As of January 1, 2012 and thereafter until the First Amendment Date, the margins and the Unused Line Fee Percentage shall be subject to increase or decrease based on the Revolver Utilization as determined by Agent for the last Fiscal Quarter, which change shall be effective on the first day of the Fiscal Quarter immediately following such Fiscal Quarter; and

(B) from and after the First Amendment Date, the margin set forth below, and with respect the Unused Line Fee Percentage set forth below, in each case as determined by the Revolver Utilization for the last Fiscal Quarter:

Level	Revolver Utilization	Base Rate Revolver Loans	LIBOR Revolver Loans	Base Rate Term Loans	LIBOR Term Loans
I	≥ $200,000,000	0.50%	2.00%	0.75%	2.25%
II	≥ $100,000,000 < $200,000,000	0.25%	1.75%	0.50%	2.00%
III	< $100,000,000	0.00%	1.50%	0.25%	1.75%

Level	Revolver Utilization	Unused Line Fee Percentage
I	≥ 50% of the aggregate amount of Revolver Commitments in effect	0.250%
II	< 50% of the aggregate amount of Revolver Commitments in effect	0.375%

Until June 30, 2012, margins shall be determined as if Level I were applicable and the Unused Line Fee Percentage shall be determined as if Level I were applicable. As of June 30, 2012 and thereafter, the margins and the Unused Line Fee Percentage shall be subject to increase or decrease based on the Revolver Utilization as determined by Agent for the last Fiscal Quarter, which change shall be effective on the first day of the Fiscal Quarter immediately following such Fiscal Quarter.”

(c) The defined term “Debt” appearing in Section 1.1 of the Loan Agreement is amended by replacing the phrase “none of the obligations of Chicago Tube and Iron under the Toro AR Purchase Agreement” appearing therein with the phrase “none of the obligations of Chicago Tube and Iron under the Toro AR Purchase Agreement and none of the obligations of any Borrower under the Volvo AR Purchase Agreement”.

(d) The defined term “EBITDA” appearing in Section 1.1 of the Loan Agreement is amended by replacing the phrase “Borrowers and Subsidiaries, net income, calculated before” appearing therein with the phrase “Borrowers and Subsidiaries, net income, calculated on a FIFO basis and before”.

(e) Clause (p) of the defined term “Eligible Account” appearing in Section 1.1 of the Loan Agreement is amended and restated to read in its entirety as follows:

“(p) (i) for so long as the Toro AR Purchase Agreement is in effect, it is a Toro Account or (ii) for so long as the Volvo AR Purchase Agreement is in effect, it is a Volvo Account”.

(f) The defined term “Fee Letter” appearing in Section 1.1 of the Loan Agreement is amended and restated to read in its entirety as follows:

“Fee Letter: the amended and restated fee letter agreement, dated the First Amendment Date, among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Olympic Steel.”

(g) The defined term “Inventory Formula Amount” appearing in Section 1.1 of the Loan Agreement is amended by replacing the dollar amount “$190,000,000” appearing therein with the dollar amount “$225,000,000”.

(h) Clause (m) of the defined term “Permitted Asset Disposition” is amended and restated to read in its entirety as follows:

“(m) Asset Dispositions of Toro Purchased Accounts and Volvo Purchased Accounts and”

(i) Clause (a)(ii) of the defined term “Restricted Investment” is amended and restated to read in its entirety as follows:

“(ii) Investments consisting of intercompany loans permitted under Section 10.2.7(e) and Investments other than loans by a Borrower in another Borrower,”

(j) The first sentence of Section 2.1.7(a) of the Loan Agreement is amended by replacing the phrase “an amount not in excess of $75,000,000 in the aggregate” appearing therein with the phrase “an amount not in excess of $75,000,000 in the aggregate after the First Amendment Date”.

(k) Clause (iii) of the last paragraph of Section 7.1 of the Loan Agreement is amended and restated to read in its entirety as follows:

”(iii) for so long as the Toro AR Purchase Agreement is in effect, any Toro Purchased Account and for so long as the Volvo AR Purchase Agreement is in effect, any Volvo Purchased Account”

(l) The first two sentences of Section 9.1.4 of the Loan Agreement are amended and restated to read in their entirety as follows

“Schedule 9.1.4 shows, as of the First Amendment Date for each Borrower and Subsidiary, (A) its name and its jurisdiction of organization and (B) other than with respect to Olympic Steel, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the First Amendment Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.”

(m) Section 9.1.24 of the Loan Agreement is amended and restated to read in its entirety as follows:

“9.1.24 Inactive Subsidiaries. No Inactive Subsidiary (a) has any assets with a net book value which, when taken together with the net book value of the assets of all other Inactive Subsidiaries exceeds $500,000 in the aggregate (excluding the Equity Interests of Olympic Mexico owned by Olyac and Olympic Trading), (b) has any material liabilities or (c) is engaged in any trade or business (other than the maintenance of its existence and activities incidental thereto or, in the case of Olyac and Olympic Trading, the ownership of Equity Interests in Olympic Mexico owned by Olyac and Olympic Trading and activities incidental thereto).”

(n) Section 10.2.1(k) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(k) intercompany loans to the extent permitted under Section 10.2.7(e);”

(o) Section 10.2.2(q) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(q) Liens created on the Toro Purchased Accounts pursuant to the Toro AR Purchase Agreement and Liens created on the Volvo Purchased Accounts pursuant to the Volvo AR Purchase Agreement; and”

(p) Section 10.2.3 of the Loan Agreement is amended and restated to ready in its entirety as follows:

“10.2.3 Inactive Subsidiaries. Permit any Inactive Subsidiary to (a) acquire any assets which, when taken together with the net book value of the assets of all other Inactive Subsidiaries exceeds $500,000 in the aggregate (excluding the Equity Interests of Olympic Mexico owned by Olyac and Olympic Trading), (b) incur any liabilities (whether to an Affiliate or otherwise) other than for franchise taxes, maintenance fees and other de minimus expenses or (c) engage in any trade or business (other than the maintenance of its existence and activities incidental thereto or, in the case of Olyac and Olympic Trading, the ownership of Equity Interests in Olympic Mexico owned by Olyac and Olympic Trading and activities incidental thereto).”

(q) Section 10.2.7(e) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(e) as long as no Event of Default under Section 11.1(a), 11.1(b) or 11.1(k) exists, (i) intercompany loans by a Borrower to another Borrower and (ii) intercompany loans by Olympic Steel to Olympic Mexico in an aggregate amount not to exceed $2,500,000 at any time outstanding”

(r) Section 10.2.19 of the Loan Agreement is amended by inserting new clause (c) therein, which shall read in its entirety as follows:

“(c) Except for extensions and renewals, Borrowers shall (i) provide Agent with written notice of any proposed amendment, modification or other change to, and each consent to a departure from, the terms or provisions of the Volvo AR Purchase Agreement as such terms and provision are in effect on the date of the approval thereof by Agent and (ii) promptly following the effectiveness thereof, provide Agent with a copy of each such amendment, modification or other change to, and each such consent to a departure from, the terms or provisions of the Volvo AR Purchase Agreement. No Borrower shall, without the prior written consent of Agent, amend, modify or otherwise change or obtain a consent to a departure terms of the Volvo AR Purchase Agreement that (x) is materially adverse to any Borrower, any Subsidiary or Lenders or (y) could in any way impair the Lien of Agent or Lenders in the Collateral (including, without limitation, by impairing the creation, attachment, perfection, or priority of such Lien); it being understood and agreed that Borrowers may terminate Volvo AR Purchase Agreement (whereupon Borrowers shall reasonably promptly notify Agent of such termination).”

(s) Schedule 1.1 to the Loan Agreement is amended and restated to read in its entirety as Schedule 1.1 attached hereto.

(t) Schedule 9.1.4 to the Loan Agreement is amended and restated to read in its entirety as Schedule 9.1.4 attached hereto.

ARTICLE 2

MISCELLANEOUS

Section 2.1 Conditions to Effectiveness. This Amendment shall become effective upon satisfaction or waiver of the following conditions precedent, as determined by Agent in its sole discretion:

(a) this Amendment shall have been duly executed and delivered by Agent, each Borrower and each Lender;

(b) Borrowers shall deliver all other documents listed on, take all actions set forth on and satisfy all other conditions precedent listed in the closing checklist attached hereto as Annex A, all in form and substance, or in a manner, reasonably satisfactory to Agent;

(c) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders required to be paid pursuant to the Fee Letter and Section 3.4 of the Loan Agreement on the First Amendment Date; and

(d) all representations and warranties of Borrowers contained herein shall be true and correct in all respects.

Section 2.2 Representations, Warranties, and Covenants of Borrowers. Each Borrower hereby represents and warrants that as of the date of this Amendment and after giving effect hereto and to that certain Limited Waiver to Amended and Restated Loan and Security Agreement, dated as of even date herewith (a) no event has occurred and is continuing which, after giving effect to this Amendment, constitutes a Default or an Event of Default, (b) the representations and warranties of such Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (c) the execution and delivery by such Borrower of this Amendment and the performance by such Borrower of the Loan Agreement, as amended by this Amendment, are within such Borrower’s corporate powers and have been duly authorized by all necessary action, (d) this Amendment and the Loan Agreement, as amended by this Amendment, are legal, valid, and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and (e) the execution and delivery by such Borrower of this Amendment and the performance by such Borrower of the Loan Agreement, as amended by this Amendment, do not require the consent of any Person (other than that which has been obtained) and do not contravene the terms of such Borrower’s Organic Documents, any Restrictive Agreement or any other indenture, agreement, or undertaking to which such Borrower is a party or by which such Borrower or any of its property is bound.

Section 2.3 Reference to and Effect on the Loan Agreement. Except as expressly provided herein, the Loan Agreement and all other Loan Documents shall remain unmodified and in full force and effect and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver or forbearance of (a) any right, power, or remedy of Lenders under the Loan Agreement or any of the other Loan Documents or (b) any Default or Event of Default. This Amendment shall constitute a Loan Document.

Section 2.4 Fees, Costs, and Expenses. Subject to and in accordance with Section 3.4 of the Loan Agreement, Borrowers agree to pay on demand all reasonable costs and expenses of Agent in connection with the preparation, negotiation, execution and delivery, and closing of this Amendment and all related documentation, including the fees and out-of-pocket expenses of counsel for Agent with respect thereto.

Section 2.5 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto as separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement. A telecopy, pdf or similar electronic file of any such executed counterpart shall be deemed valid and may be relied upon as an original.

Section 2.6 Effect; Ratification.

(a) Except as specifically set forth above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document, nor constitute amendment of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

(c) Each Borrower acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Loan Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

Section 2.7 Reaffirmation. Each Borrower hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Amendment, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

Section 2.8 No Oral Agreements. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 2.9 GOVERNING LAW. THIS AMENDMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

BORROWERS: OLYMPIC STEEL, INC.

By:	/s/ Richard T. Marabito
Name:	Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary

OLYMPIC STEEL LAFAYETTE, INC.

By:	/s/ Richard T. Marabito
Name:	Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary

OLYMPIC STEEL MINNEAPOLIS, INC.

By:	/s/ Richard T. Marabito
Name:	Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary

OLYMPIC STEEL IOWA, INC.

By:	/s/ Richard T. Marabito
Name:	Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary

OLY STEEL WELDING, INC.

By:	/s/ Richard T. Marabito
Name:	Richard T. Marabito
Title:	Chief Financial Officer and Treasurer

[Signature Page to First Amendment to

Amended and Restated Loan and Security Agreement]

BORROWERS:

OLY STEEL NC, INC.

By:	/s/ Richard T. Marabito
Name:	Richard T. Marabito
Title:	Chief Financial Officer and Treasurer

TINSLEY GROUP-PS&W, INC.

By:	/s/ Richard T. Marabito
Name:	Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary

IS ACQUISITION, INC.

By:	/s/ Richard T. Marabito
Name:	Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary

CHICAGO TUBE AND IRON COMPANY

By:	/s/ Richard T. Marabito
Name:	Richard T. Marabito
Title:	Treasurer

[Signature Page to First Amendment to

Amended and Restated Loan and Security Agreement]

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Thomas H. Herron
Name:	Thomas H. Herron
Title:	Senior Vice President

[Signature Page to First Amendment to

Amended and Restated Loan and Security Agreement]

LENDERS:

COMERICA BANK, as Lender

By:	/s/ John E. Spidel
Name:	John E. Spidel
Title:	Vice President

CAPITAL ONE LEVERAGE FINANCE CORP., as Lender

By:	/s/ Ari Kaplan
Name:	Ari Kaplan
Title:	Vice President

THE HUNTINGTON NATIONAL BANK, as Lender

By:	/s/ Elizabeth Murray
Name:	Elizabeth Murray
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Matthew Kasper
Name:	Matthew Kasper
Title:	Vice-President

WELLS FARGO CAPITAL FINANCE, as Lender

By:	/s/ David D’Onofrio
Name:	David D’Onofrio
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Timothy W. Kenealy
Name:	Timothy W. Kenealy
Title:	Authorized Signer

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Andrew Blickensderfer
Name:	Andrew Blickensderfer
Title:	Assistant Vice President

[Signature Page to First Amendment to

Amended and Restated Loan and Security Agreement]

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A.	$75,223,880.61
JPMorgan Chase Bank, N.A.	$65,820,895.52
KeyBank National Association	$42,313,432.84
Comerica Bank	$32,910,447.76
U.S. Bank National Association	$32,910,447.76
Wells Fargo Bank, National Association	$32,910,447.76
The Huntington National Bank	$18,805,970.15
Capital One Leverage Finance Corporation	$14,104,477.61
Total	$315,000,000

Lender	Closing Date Term Loan Commitments
Bank of America, N.A.	$16,716,417.90
JPMorgan Chase Bank, N.A.	$14,626,865.67
KeyBank National Association	$9,402,985.07
Comerica Bank	$7,313,432.84
U.S. Bank National Association	$7,313,432.84
Wells Fargo Bank, National Association	$7,313,432.84
The Huntington National Bank	$4,179,104.48
Capital One Leverage Finance Corporation	$3,134,328.36
Total	$70,000,000

SCHEDULE 9.1.4

to

Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names and jurisdictions of organization of each Borrower and Subsidiary, and authorized and issued Equity Interests of each Borrower (other than Olympic Steel) and Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Share and Record Owner

Olympic Steel, Inc.	Ohio	20,000,000 common shares no par value 5,000,000 preferred shares	10,909,099 common shares as of March 12, 2012

Olympic Steel Lafayette, Inc.	Ohio	850 shares common stock, no par value	100 shares (owned by Olympic Steel, Inc.)

Olympic Steel Minneapolis, Inc.	Minnesota	100 shares common stock, no par value	100 shares (owned by Olympic Steel, Inc.)

Olympic Steel Iowa, Inc.	Iowa	100 shares common stock, no par value	100 shares (owned by Olympic Steel Minneapolis, Inc.)

Oly Steel Welding, Inc.	Michigan	60,000 shares common stock, no par value	100 shares (owned by Olympic Steel, Inc.)

Olympic Steel Receivables L.L.C.	Delaware	NA	99% membership interests issued to Olympic Steel, Inc. 1% membership interest issued to Olympic Steel Receivables, Inc.

Oly Steel NC, Inc.	Delaware	100 shares common stock, no par value	100 shares (owned by Olympic Steel, Inc.)

Tinsley Group-PS&W, Inc.	North Carolina	100,000 shares common stock, no par value	5,000 shares (owned by Oly Steel NC, Inc.)

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Share and Record Owner

IS Acquisition, Inc.	Ohio	100 shares common stock, $.01 par value	100 shares (owned by Olympic Steel, Inc.)

Olyac, Inc.	Delaware	100 shares common stock, $.01 par value	100 shares (owned by Olympic Steel, Inc.)

Olympic Steel Receivables, Inc.	Delaware	850 shares common stock, $.01 par value	100 shares (owned by Olympic Steel, Inc.)

Olympic Steel Trading, Inc.	Ohio	850 shares common stock, no par value	100 shares (owned by Olympic Steel, Inc.)

G.S.P., LLC	Michigan	NA	100% membership interest issued to Oly Steel Welding, Inc.

OLYAC II, Inc.	Delaware	100 shares of common stock, $.01 par value	100 shares (owned by Olympic Steel, Inc.)

Chicago Tube and Iron Company	Delaware	300,000 shares of common stock, $.01 par value	100 shares (owned by Olympic Steel, Inc.)

Metales de Olympic, S. de R.L. de C.V	Mexico	100 shares, no par value	100 shares (owned 1% by Olyac, Inc. and 99% by Olympic Steel Trading, Inc.)

2.	All agreements binding on holders of Equity Interests of Borrowers (other than Olympic Steel) and Subsidiaries with respect to such interests are as follows:

None.

3.	In the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

Tinsley / PS&W - June 2006

Integrity Stainless - Jan 2010

Chicago Tube and Iron – June 2011